EXHIBIT 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Citizens Community Bancorp, Inc. (the "Company") certifies that the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2010, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date:  August 12, 2010
By:  /s/ Edward H. Schaefer
       Edward H. Schaefer
       Chief Executive Officer

Date:  August 12, 2010
By:  /s/ Rebecca L. Johnson
Rebecca L. Johnson
Principal Financial and Accounting Officer

The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.